                                                                    EXHIBIT 10.2

                               VOTING AGREEMENT

          Agreement dated as of February 28, 2000 among each of the shareholders listed on the signature pages hereto (each, a "Shareholder") of TeleCorp PCS, Inc., a Delaware corporation ("Virginia"), Virginia and Tritel Inc., a Delaware corporation ("Mississippi").

          (A) Virginia, Mississippi and certain other parties are parties to an Agreement and Plan of Reorganization and Contribution dated as of the date hereof (the "Reorganization Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning assigned such terms in the Reorganization Agreement.

          (B) Each of Mississippi and Virginia agreed to enter into the Reorganization Agreement on the condition that the parties hereto enter into this Voting Agreement.

          Accordingly, the parties hereto agree as follows:

          1. Representations and Warranties of Each Shareholder.  Each
             --------------------------------------------------
Shareholder hereby represents and warrants, severally and not jointly, to Mississippi and Virginia as follows (with respect to itself only):

          (a) Title. As of the date hereof, each Shareholder beneficially owns
              -----
the amount and class of capital stock of Virginia set forth after such Shareholder's name on Exhibit A attached hereto (with respect to each
                      ---------
Shareholder, the capital stock specified after such Shareholder's name on Exhibit A hereto shall be referred to herein as the "Shares").

          (b)  Right to Vote.  As of the date hereof and as of the date of the
               -------------
Virginia Stockholder Meeting, except for this Agreement or as otherwise permitted by this Agreement, each Shareholder has full legal power, authority and right to vote all Shares, to the extent the Shares carry rights to vote thereon, in favor of the Virginia Proposals without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, except for this Agreement or as otherwise permitted by this Agreement or as disclosed in Schedule 1 hereto, each Shareholder has not entered into any voting agreement with any person or entity with respect to any Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any Shares, deposited any Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting its legal power, authority or right to vote the Shares in favor of the Virginia Proposals. From and after the date hereof, except as otherwise permitted by this Agreement, each Shareholder will not commit any act that could restrict or otherwise affect such legal power, authority and right to vote all Shares, to the extent the Shares carry the right to vote thereon, in favor of the Virginia Proposals. Without limiting the generality of the foregoing, except as otherwise permitted by this Agreement, from and after the date hereof, each Shareholder will not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement limiting or affecting such Shareholder's legal power, authority or right to vote the Shares in favor of the approval of the Virginia Proposals (other than this Agreement).

     (c)  Authority.  Each Shareholder has full legal power, authority and right
          ---------
to execute and deliver, and to perform his obligations under, this Agreement. This Agreement has been duly and validly executed and delivered by each Shareholder and constitutes a valid and binding agreement of each Shareholder enforceable against each Shareholder in accordance with its terms, subject to
(i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     (d)  Conflicting Instruments; No Transfer.  Neither the execution and
          ------------------------------------
delivery of this Agreement nor the performance by each Shareholder of his agreements and obligations hereunder will result in any breach or violation of or be in conflict with or constitute a default under any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which such Shareholder is a party or by which such Shareholder (or any of his assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or adversely affect such Shareholder's ability to perform its obligations under this Agreement.

     2.   Restriction on Transfer.  Each Shareholder agrees that (other than
          -----------------------
pursuant to the Reorganization Agreement) he will not, and will not agree to, sell, assign, dispose of, encumber, mortgage, hypothecate or otherwise transfer (collectively, "Transfer') any Shares, including, without limitation, tender any of the shares in a tender offer.

     3.   Agreement to Vote of Each Shareholder.  Each Shareholder hereby
          -------------------------------------
irrevocably and unconditionally agrees to vote or to cause to be voted all Shares, to the extent the Shares carry the right to vote thereon, at the Virginia Stockholders Meeting and at any other annual or special meeting of shareholders of Virginia where any such proposal is submitted (a) in favor of the Virginia Proposals and (b) against (i) approval of any proposal made in opposition to or in competition with the transactions contemplated by the Reorganization Agreement, (ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of Virginia or any of its subsidiaries, with or involving any party other than as contemplated by the Reorganization Agreement, (iii) any liquidation or winding up of Virginia, (iv) any extraordinary dividend by Virginia, (v) any change in the capital structure of Virginia (other than pursuant to the Reorganization Agreement) and (vi) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the consummation of the transactions contemplated by the Reorganization Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of Virginia under the Reorganization Agreement which would materially and adversely affect Virginia or Mississippi or their respective abilities to consummate the transactions contemplated by the Reorganization Agreement.

     4.     Granting of Proxy.  In furtherance of the terms and provisions of
            -----------------
the Agreement, each shareholder hereby grants an irrevocable proxy (Subject to Section 10(b)), coupled with an interest, to the President and Secretary of Mississippi to vote all Shares beneficially owned by such Shareholder in favor of the approval of the Virginia Proposals and against any of the matters specified in clause (b) of Section 3. Each Shareholder hereby ratifies and approves of each and every action taken by Mississippi pursuant to the foregoing proxy. Notwithstanding the foregoing, if requested by Mississippi, each Shareholder will execute and deliver applicable proxy material in furtherance of the provisions of Section 3.

     5.   Action in Shareholder Capacity Only.  Each Shareholder makes no
          -----------------------------------
agreement or understanding herein as director or officer of Virginia. Each Shareholder signs solely in his capacity as a record holder and beneficial owner of the Shares, and nothing herein shall limit or affect any actions taken in his capacity as an officer or director of Virginia.

     6.   Invalid Provisions.  If any provision of this Agreement shall be
          ------------------
invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

     7.   Executed in Counterparts.  This Agreement may be executed in
          ------------------------
counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

     8.   Specific Performance.  The parties hereto agree that if for any
          --------------------
reason any Shareholder fails to perform any of his agreements or obligations under this Agreement irreparable harm or injury to Virginia and Mississippi would be caused with respect to which money damages would not be an adequate remedy. Accordingly, each Shareholder agrees that, in seeking to enforce this Agreement against each Shareholder, each of Mississippi and Virginia shall be entitled, in addition to any other remedy available at law, equity or otherwise, to specific performance and injunctive and other equitable relief.

     9.   Governing Law; Submission to Jurisdiction.  The Agreement shall be
          -----------------------------------------
governed by, and construed and enforced in accordance with, the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of the State of Delaware, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of judgment, execution of judgment, or otherwise), and (c) to the fullest extent permitted by the applicable law, that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     10.  Amendments; Termination.  (a)  This Agreement may not be modified,
          -----------------------
amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by all parties hereto.

     (b) The provisions of this Agreement shall terminate upon the earliest to occur of (i) the consummation of the Mergers, and (ii) the date which is two years after the date hereof and (iii) the termination of the Reorganization Agreement.

     (c) For purposes of this Agreement, the term "Reorganization Agreement" includes the Reorganization Agreement, as the same may be modified or amended from time to time.

     11.  Additional Shares.  If, after the date hereof, any Shareholder
          -----------------
acquires beneficial ownership of any additional shares of capital stock of Virginia (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire Shares of capital stock of Virginia or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by any Shareholder of beneficial ownership of such Additional Shares.

     12.  Successors and Assigns.  The provisions of this Agreement shall be
          ----------------------
binding upon and inure to the benefit of the parties hereto and their respective legal successors (including, in the case of any Shareholder or any other individual, any executors, administrators, estates, legal representatives and heirs of such Shareholder or such individual) and permitted assigns; provided,
                                                                     --------
however, that, except as otherwise provided in this Agreement, no party may
--------
assign, delegate or otherwise transfer any of its rights or obligations, under this Agreement, without the consent of Mississippi and Virginia, in the case of any Shareholder, the Shareholders and Virginia, in the case of Mississippi, and the Shareholders and Mississippi, in the case of Virginia. Without limiting the scope or effect of the restrictions on Transfer set forth in Section 2 hereof, each Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 28 day of February, 2000.


                                          TeleCorp PCS, Inc.


                                          By:________________________________
                                            Name:____________________________
                                            Title:___________________________



                                          Tritel, Inc.


                                          By:________________________________
                                            Name:____________________________
                                            Title:___________________________



                                          Gerald T. Vento


                                          By:________________________________
                                            Name:____________________________
                                            Title:___________________________



                                          Thomas H. Sullivan


                                          By:________________________________
                                            Name:____________________________
                                            Title:___________________________

                                                                       EXHIBIT A

         Shareholder Name               Amount and Class of Shares
         ----------------               --------------------------
Gerald T. Vento                 Class A Common Stock:        4,974,449  (1)
                                Class C Common Stock:          105,444
                                Class D Common Stock:           14,503  (2)
                                Voting Preference Common Stock:
                                Series C Preferred Stock:          420
                                Series E Preferred Stock        11,235

____________
(1) Consists of 492,064 shares of Class A Common Stock held by TeleCorp Investment Corp. II, L.L.C. (TIC II) and 4,482,385 shares of Class A Common Stock held by Mr. Vento. Mr. Vento serves as a manager and is a member of TIC II.

(2) Consists of 11,366 shares of Class D Common Stock held by TIC II and 3,137 shares of Class D Common Stock held by Mr. Vento. Mr. Vento is a manager and a member of TIC II.


         Shareholder Name               Amount and Class of Shares
         ----------------               --------------------------
Thomas H. Sullivan              Class A Common Stock:        3,220,955  (3)
                                Class C Common Stock:           65,373
                                Class D Common Stock:           12,065  (4)
                                Voting Preference Common Stock:  1,540
                                Series C Preferred Stock:          109
                                Series E Preferred Stock         6,984

______________
(3) Consists of 492,064 shares of Class A Common Stock held by TIC II and 2,728,891 shares of Class A Common Stock held by Thomas H. Sullivan. Mr. Sullivan serves as manager and is the manager of a member of TIC II.

(4) Consists of 11,366 shares of Class D Common Stock held by TIC II and 699 shares of Class D Common Stock held by Mr. Sullivan. Mr. Sullivan serves as a manager and is the manager of a member of TIC II.

                                  SCHEDULE 1


     The Stockholders' Agreement, dated as of June 17, 1998, by and among TeleCorp PCS, Inc., Thomas H. Sullivan, Gerald T. Vento and the other stockholders named therein.

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